Exhibit 99.1

Zurvita to Host “Freedom Crusade” National Conference February 18th - 20th, 2011

Leaders to Introduce Company’s New ‘Health & Wellness’ Division and
Discuss Exciting Opportunities in the Trillion Dollar Health Care Market

HOUSTON, Texas – Feb. 1 2011 – Zurvita Holdings, Inc. (OTCBB:ZRVT) (“Zurvita” or the “Company”), a dynamic direct-to-consumer network marketing company offering turn-key solutions for high-quality consumer and business products and services, today announced that it will host its "Freedom Crusade" National Conference at the Westin™ Galleria in Houston, Texas, from February 18th to February 20th, 2011.

The "Freedom Crusade" will introduce Zurvita’s exciting new Health & Wellness Division and stimulate free-ranging, thought-provoking discussions on how the Company’s unique and value-driven business model creates tremendous opportunities for financial freedom, including new opportunities for Zurvita representatives and consultants in the trillion dollar health care market. At the conference, Zurvita’s leaders will discuss the Company’s Health & Wellness Division, its strategy, its goals, its potential, its extraordinary, one-of-a-kind approach to health and wellness and how the health care crisis in America has created a genuine opportunity for Zurvita representatives and consultants to succeed and to add value. This opportunity is being driven by ever-increasing health care costs as well as increasing spending by the “Baby Boomers”, a group of some 78 million Americans who represent 50% of all U.S. spending, who are critically focused on feeling better and living longer. Zurvita business leaders will illustrate how Zurvita’s approach to prevention and wellness efforts, along with affordable health care benefits, offers representatives both immediate and residual income opportunities in this trillion dollar market.

“This is the perfect moment to introduce Zurvita’s new Health & Wellness Division,” stated Zurvita Co-Chief Executive Officer Mark Jarvis. “More than ever before, health care is an issue of vital national importance, interest, and attention. Americans are spending trillions of dollars a year on health care, yet staying ‘healthy’ remains an elusive and a staggering challenge for our country. With the launch of Zurvita Health & Wellness, we are taking a new approach to health care that we believe has never been tried in our industry before. Our two-prong approach to staying healthy and well gives Zurvita representatives a tremendous financial opportunity by offering essential health and prevention services to help individuals manage rising health care costs.”

Zurvita Co-Chief Executive Officer Jay Shafer stated, “Our ‘Freedom Crusade’ National Conference is devoted to informing and engaging Zurvita representatives in a meaningful and compelling way to take advantage of the ever-growing financial opportunites Zurvita offers in major markets like health care, commercial energy, and internet advertising. Our leaders and participants will have the opportunity to create tremendous excitement and momentum as they learn about Zurvita’s new Health & Wellness Division and examine Zurvita’s products and services together.”

To receive additional information about Zurvita and the Zurvita "Freedom Crusade" National Conference, or to reserve a space, please visit www.zurvita.com, or call 713.464.5002.

About Zurvita Holdings, Inc.

Zurvita is a dynamic direct-to-consumer marketing company offering high-quality products and services targeting individuals, families and small businesses.  The company’s highly differentiated services feature best in class consumer products and small business solutions through a growing network of independent sales consultants.  Zurvita has rapid growth potential due to its experienced sales management team and its unique business-to-business strategy offering turnkey solutions for commercial and residential energy, advertising, telecommunications and financial services.  For more information, please visit http://www.zurvita.com.

Follow Zurvita on Twitter at: http://twitter.com/Zurvita and on Zurvita’s Facebook Fan Page at: www.facebook.com/Zurvita.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Source: Zurvita, Inc.

Company Contact:
Zurvita Holdings, Inc.
Jason Post, Chief Financial Officer
Phone: 407.805.8900
jason.post@amacoregroup.com

Investor Relations Contact:
Hampton Growth Resources, LLC
Andrew W. Haag, Managing Partner
Phone: 877 368 3566
zrvt@hamptongrowth.com